File N.: 333-160191
Rule 424 (b)(3)
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents two (2) deposited Shares)
THE BANK OF NEW YORK
MELLONAMERICAN DEPOSITARY
RECEIPT
FOR COMMON SHARES, NO PAR VALUE,
OF
PERDIGAO S.A.
(INCORPORATED UNDER THE LAWS OF
BRAZIL)

Effective July 9, 2009 the companys new name
is Brasil Foods S.A.
Overstamp: Effective April 7, 2010, each
American Depositary Share represents one (1)
deposited Share.
      The Bank of New York Mellon as
depositary (hereinafter called the Depositary),
hereby certifies that
_______________________________________
______________, or registered assigns IS THE
OWNER OF _____________________
AMERICAN DEPOSITARY SHARES
representing deposited common shares, no par
value (herein called Shares), of Perdigao S.A., a
company incorporated under the laws of Brazil
(herein called the Issuer).  At the date hereof,
each American Depositary Share represents two
(2) Shares deposited or subject to deposit under
the deposit agreement at the Sao Paulo, Brazil,
office of Banco Itau, S.A. (herein called the
Custodian).  The Depositarys Corporate Trust
Office is located at a different address than its
principal executive office.  Its Corporate Trust
Office is located at 101 Barclay Street, New
York, N.Y. 10286, and its principal executive
office is located at One Wall Street, New York,
N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.
10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as of July 17, 1997, as amended and
restated as of June 26, 2000, as further amended
and restated as of September 28, 2000, as
further amended and restated as of July 6, 2009
(herein called the Deposit Agreement), by and
among the Issuer, the Depositary, and all
Owners and Beneficial Owners from time to
time of Receipts issued thereunder, each of
whom by accepting a Receipt agrees to become
a party thereto and become bound by all the
terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners and
Beneficial Owners of the Receipts and the rights
and duties of the Depositary in respect of the
Shares deposited thereunder and any and all
other securities, property and cash from time to
time received in respect of such Shares and held
thereunder (such Shares, securities, property,
and cash are herein called Deposited Securities).
Copies of the Deposit Agreement are on file at
the Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed
provisions of the Deposit Agreement, to which
reference is hereby made.  Capitalized terms
defined in the Deposit Agreement and not
defined herein shall have the meanings set forth
in the Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender of this Receipt at the
Corporate Trust Office of the Depositary, and
upon payment of the fee of the Depositary
provided in this Receipt, and subject to the
terms and conditions of the Deposit Agreement,
the Owner hereof is entitled to delivery, to him
or upon his order, of the Deposited Securities or
evidence of ownership of and title to such
Deposited Securities at the time represented by
the American Depositary Shares for which this
Receipt is issued.  Delivery of such Deposited
Securities or evidence of ownership of and title
to such Deposited Securities may be made by
the delivery of (a) certificates in the name of the
Owner hereof or as ordered by him or
certificates properly endorsed or accompanied
by a proper instrument or instruments of transfer
to such Owner or as ordered by him and (b) any
other securities, property and cash to which such
Owner is then entitled in respect of this Receipt.
Such delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office of
the Depositary, provided that the forwarding of
certificates for Shares or other Deposited
Securities or such documents evidencing
ownership of and title to such Deposited
Securities for such delivery at the Corporate
Trust Office of the Depositary shall be at the
risk and expense of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is registrable
on the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person or
by a duly authorized attorney, without
unreasonable delay, upon surrender of this
Receipt properly endorsed for transfer or
accompanied by a proper instrument or
instruments of transfer and funds sufficient to
pay any applicable transfer taxes and the fees
and expenses of the Depositary and upon
compliance with such regulations, if any, as the
Depositary may establish for such purpose.
This Receipt may be split into other such
Receipts, or may be combined with other such
Receipts into one Receipt, evidencing the same
aggregate number of American Depositary
Shares as the Receipt or Receipts surrendered.
As a condition precedent to the execution and
delivery, registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require (a) payment from the depositor of
Shares or the presentor of the Receipt of a sum
sufficient to reimburse it for any tax or other
governmental charge and any stock transfer or
registration fee with respect thereto (including
any such tax or charge or fee with respect to the
Shares being deposited or withdrawn) and
payment of any applicable fees as provided in
the Deposit Agreement or this Receipt, (b) the
production of proof satisfactory to it as to the
identity and genuineness of any signature and
(c) compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt, including, without limitation,
Paragraph (22) hereof.
      The delivery of Receipts against deposits
of Shares generally or against deposits of
particular Shares may be suspended, or the
transfer of Receipts in particular instances may
be refused, or the registration of transfer of
outstanding Receipts generally may be
suspended, during any period when the transfer
books of the Depositary or the Issuer or the
Foreign Registrar, if applicable, are closed, or if
any such action is deemed necessary or
advisable by the Depositary or the Issuer at any
time or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under any
provision of the Deposit Agreement or this
Receipt, or for any other reason, subject to
Paragraph (22) hereof.  Notwithstanding any
other provision of the Deposit Agreement or the
Receipts, the surrender of outstanding Receipts
and withdrawal of Deposited Securities may be
suspended only for (i) temporary delays caused
by closing the transfer books of the Depositary
or the Issuer or the deposit of Shares in
connection with voting at a shareholders
meeting, or the payment of dividends, (ii) the
payment of fees, taxes and similar charges, and
(iii) compliance with any U.S. or foreign laws or
governmental regulations relating to the
Receipts or to the withdrawal of the Deposited
Securities. Without limitation of the foregoing,
the Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933, unless
a registration statement is in effect as to such
Shares or such registration is not required.  For
purposes of the foregoing sentence the
Depositary shall be entitled to rely upon
representations and warranties deemed made
pursuant to Section 3.03 of the Deposit
Agreement and Paragraph (5) hereof and shall
not be required to make any further
investigation.
      In furtherance and not in limitation of
the foregoing, the Depositary shall not, and it
shall instruct the Custodian not to knowingly (i)
accept for deposit Shares where such Shares
have been withdrawn from a restricted
depositary receipt facility in respect of Shares
established or maintained by a depositary bank,
including any such facility established or
maintained by the Depositary (hereinafter, a
restricted facility), or permit such Shares to be
used to satisfy any persons pre-release
obligation, unless such Shares have been
acquired in a transaction (a) registered under the
Securities Act of 1933, (b) in compliance with
Regulation S or (c) in accordance with Rule 144
under the Securities Act of 1933, and the
Depositary may, as a condition to accepting the
deposit of such Shares under the Deposit
Agreement, require the person depositing such
Shares to provide the Depositary with a
certificate in writing to the foregoing effect; or
(ii) accept for (w) deposit, (x) transfer or
exchange, (y) cancellation or (z) delivery in
satisfaction of any persons pre-release
obligation, depositary receipts representing
Shares issued pursuant to a restricted facility.
4.	LIABILITY OF OWNER FOR TAXES.
      If any tax or other governmental charge
shall become payable with respect to any
Receipt or any Deposited Securities represented
hereby, such tax or other governmental charge
shall be payable by the Owner hereof to the
Depositary.  The Depositary may refuse to
effect any transfer of this Receipt or any
withdrawal of Deposited Securities represented
by American Depositary Shares until such
payment is made, and may withhold any
dividends or other distributions, or may sell for
the account of the Owner hereof any part or all
of the Deposited Securities represented by the
American Depositary Shares, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of such
tax or other governmental charge and the Owner
hereof shall remain liable for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares
hereunder and under the Deposit Agreement
shall be deemed thereby to represent and
warrant that such Shares and each certificate
therefor are validly issued, fully paid, and not
subject to any claim in respect of pre-emptive
rights of the holders of outstanding Shares and
that the person making such deposit is duly
authorized to do so.  Every such person shall
also be deemed to represent that the deposit of
Shares or sale of Receipts evidencing American
Depositary Shares representing such Shares by
that person is not restricted under the Securities
Act of 1933.  Such representations and
warranties shall survive the deposit of such
Shares and issuance of Receipts.
6.	FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, proof of the identity of any person
legally or beneficially interested in the Receipt
and the nature of such interest or such
information relating to the registration on the
books of the Issuer or the Foreign Registrar, if
applicable, to execute such certificates and to
make such representations and warranties, as the
Depositary or the Issuer may deem necessary or
proper.  The Depositary may withhold the
delivery or registration of transfer of any
Receipt or the distribution of any dividend or
sale or distribution of rights or of the proceeds
thereof or of any Deposited Securities until such
proof or other information is filed or such
certificates are executed or such representations
and warranties made.  Upon the request of the
Issuer, the Depositary shall provide the Issuer
with copies of all such certificates and such
written representations and warranties provided
to the Depositary under this Paragraph (6) and
Section 3.01 of the Deposit Agreement.  The
Issuer may from time to time request Owners to
provide information as to the capacity in which
such Owners own or owned Receipts and
regarding the identity of any other persons then
or previously interested in such Receipts and the
nature of such interest and various other matters.
Each Owner agrees to provide any information
requested by the Issuer or the Depositary
pursuant to this paragraph.  No Share shall be
accepted for deposit unless accompanied by
evidence, if any is required by the Depositary,
that is reasonably satisfactory to the Depositary
that all conditions to such deposit have been
satisfied by the person depositing such Shares
under Brazilian laws and regulations and any
necessary approval has been granted by any
governmental body in Brazil, if any, which is
then performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Issuer agrees to pay the fees,
reasonable expenses and out-of-pocket charges
of the Depositary and those of any Registrar
only in accordance with agreements in writing
entered into between the Depositary and the
Issuer from time to time.  The Depositary shall
present its statement for such charges and
expenses to the Issuer once every three months.
The charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be incurred
by any party depositing or withdrawing Shares
or by any party surrendering American
Depositary Shares or to whom American
Depositary Shares are issued (including, without
limitation, issuance pursuant to a stock dividend
or stock split declared by the Issuer or an
exchange regarding the American Depositary
Shares or Deposited Securities or a delivery of
American Depositary Shares pursuant to Section
4.03 of the Deposit Agreement), whichever
applicable: (1) taxes and other governmental
charges, (2) such registration fees as may from
time to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Issuer or Foreign Registrar and
applicable to transfers of Shares to or from the
name of the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and facsimile
transmission expenses as are expressly provided
in the Deposit Agreement, (4) such expenses as
are incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05 of
the Deposit Agreement, (5) a fee of $5.00 or
less per 100 American Depositary Shares (or
portion thereof) for the delivery of American
Depositary Shares pursuant to Section 2.03,
4.03 or 4.04 of the Deposit Agreement, and the
surrender of American Depositary Shares
pursuant to Section 2.05 or 6.02 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion thereof)
for any cash distribution made pursuant to the
Deposit Agreement including, but not limited to
Sections 4.01 through 4.04 thereof, except for
distributions of cash dividends, (7) a fee for the
distribution of securities pursuant to Section
4.02 of the Deposit Agreement, such fee being
in an amount equal to the fee for the execution
and delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause (7)
treating all such securities as if they were
Shares), but which securities are instead
distributed by the Depositary to Owners, (8) in
addition to any fee charged under clause (6), a
fee of $.02 or less per American Depositary
Share (or portion therof) per annum for
depositary services, which will be payable as
provided in clause 9 below, and (9) any other
charges payable by the Depositary, any of the
Depositarys agents, including the Custodian, or
the agents of the Depositarys agents in
connection with the servicing of Shares or other
Deposited Securities (which charge shall be
assessed against Owners as of the date or dates
set by the Depositary in accordance with
Section 4.06 of the Deposit Agreement and shall
be payable at the sole discretion of the
Depositary by billing such Owners for such
charge or by deducting such charge from one or
more cash dividends or other cash distributions).
      The Depositary, subject to this
Paragraph (7), may own and deal in any class of
securities of the Issuer and its affiliates and in
Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      The Depositary may issue Receipts
against the delivery by the Issuer (or any agent
of the Issuer recording Share ownership) of
rights to receive Shares from the Issuer (or any
such agent).  No such issue of Receipts will be
deemed a Pre-Release that is subject to the
restrictions of the following paragraph.
      Unless requested in writing by the Issuer
to cease doing so, the Depositary may,
notwithstanding Section 2.03 of the Deposit
Agreement, execute and deliver Receipts prior
to the receipt of shares pursuant to Section 2.02
of the Deposit Agreement (Pre-Release).  The
Depositary may, pursuant to Section 2.05 of the
Deposit Agreement, deliver Shares upon the
receipt and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of such
Pre-Release or the Depositary knows that such
Receipt has been Pre-Released.  The Depositary
may receive Receipts in lieu of Shares in
satisfaction of a Pre-Release.  Each Pre-Release
will be (a) preceded or accompanied by a
written representation and agreement from the
person to whom Receipts are to be delivered
(the Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the shares or Receipts to be
remitted, as the case may be, (ii) assigns all
beneficial rights, title and interest in such Shares
or Receipts, as the case may be, to the
Depositary in its capacity as such and for the
benefit of the Owners, and (iii) will not take any
action with respect to such Shares or Receipts,
as the case may be, that is inconsistent with the
transfer of beneficial ownership (including,
without the consent of the Depositary, disposing
of such Shares or Receipts, as the case may be),
other than in satisfaction of such Pre-Release,
(b) at all times fully collateralized with cash,
U.S. government securities or such other
collateral as the Depositary determines, in good
faith, will provide substantially similar liquidity
and security, (c) terminable by the Depositary
on not more than five (5) business days notice,
and (d) subject to such further indemnities and
credit regulations as the Depositary deems
appropriate.  The number of Shares not
deposited but represented by American
Depositary Shares outstanding at any time as a
result of Pre-Releases will not normally exceed
thirty percent (30%) of the Shares deposited
hereunder; provided, however, that the
Depositary reserves the right to disregard such
limit from time to time as it deems reasonably
appropriate, and may, with the prior written
consent of the Issuer, change such limit for
purposes of general application.  The Depositary
will also set Dollar limits with respect to Pre-
Release transactions to be entered into
hereunder with any particular Pre-Releasee on a
case-by-case basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners under the Deposit Agreement, the
collateral referred to in clause (b) above shall be
held by the Depositary as security for the
performance of the Pre-Releasees obligations to
the Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or Receipts upon
termination of a Pre-Release transaction (and
shall not, for the avoidance of doubt, constitute
Deposited Securities hereunder).
      The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and every
successive Owner and Beneficial Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by a
proper instrument or instruments of transfer, is
transferable by delivery with the same effect as
in the case of a negotiable instrument under the
laws of New York State, provided, however,
that the Issuer and the Depositary,
notwithstanding any notice to the contrary, may
treat the person in whose name this Receipt is
registered on the books of the Depositary as the
absolute owner hereof for the purpose of
determining the person entitled to distribution of
dividends or other distributions or to any notice
provided for in the Deposit Agreement or for all
other purposes and neither the Depositary nor
the Issuer shall have any obligation or be subject
to any liability under the Deposit Agreement to
any holder of a Receipt unless such holder is the
Owner thereof.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be
valid or obligatory for any purpose, unless this
Receipt shall have been executed by the
Depositary by the manual signature or facsimile
of a duly authorized signatory of the Depositary
and if a Registrar for the Receipts shall have
been appointed, countersigned by the manual
signature or facsimile of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Issuer is subject to the periodic
reporting requirements of the Securities
Exchange Act of 1934 and, accordingly, files
certain reports with the Securities and Exchange
Commission (hereinafter called the
Commission).
      Such reports and communications will
be available for inspection and copying at the
public reference facilities maintained by the
Commission located at 100 F Street, N.E.,
Washington, D.C. 20549.  Pursuant to such
Rule, certain of such reports and documents will
be translated into or summarized in English.
      The Depositary will make available for
inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy soliciting
material, received from the Issuer which are
both (a) received by the Depositary or the
Custodian or the nominee of either as the holder
of the Deposited Securities and (b) made
generally available to the holders of such
Deposited Securities by the Issuer.  The
Depositary will also, upon written request by the
Issuer, send to Owners of Receipts copies of
such reports when furnished by the Issuer
pursuant to the Deposit Agreement.  Any such
reports and communications, including any such
proxy soliciting material, furnished to the
Depositary by the Issuer shall be translated into
English.
      The Depositary will keep books for the
registration of Receipts and transfers of Receipts
which at all reasonable times shall be open for
inspection by the Owners of Receipts provided
that such inspection shall not be for the purpose
of communicating with Owners of Receipts in
the interest of a business or object other than the
business of the Issuer or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND DISTRIBUTIONS.
      Whenever the Depositary or the
Custodian receives any cash dividend or other
cash distribution on any Deposited Securities,
the Depositary or the Custodian, in accordance
with applicable law and subject to the
provisions of Section 4.05 of the Deposit
Agreement, will convert or cause to be
converted within one Business Day of receipt of
such dividend or distribution, if at the time of
receipt thereof any amounts received in a
foreign currency can in the judgment of the
Depositary be converted on a reasonable basis
into United States dollars transferable to the
United States, and subject to the Deposit
Agreement, such dividend or distribution into
Dollars and either the Depositary or the
Custodian will as promptly as practicable
distribute the amount thus received (net of the
fees of the Depositary, if applicable, as provided
in Section 5.09 of the Deposit Agreement) by
check drawn in a bank in the City of New York,
to the Depositary which shall distribute such
amounts to the Owners of Receipts entitled
thereto, provided, however, that in the event that
the Issuer or the Depositary is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect of
any Deposited Securities an amount on account
of taxes or other governmental charges, the
amount distributed to the Owners of the
Receipts evidencing American Depositary
Shares representing such Deposited Securities
shall be reduced accordingly.
      Subject to the provisions of Section 4.11
and 5.09 of the Deposit Agreement, whenever
the Depositary receives any distribution other
than a distribution described in Sections 4.01,
4.03 or 4.04 of the Deposit Agreement, the
Depositary will, upon consultation with the
Issuer, cause the securities or property received
by it or the Custodian to be distributed to the
Owners of Receipts entitled thereto, in any
manner that the Depositary may deem equitable
and practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for any
other reason the Depositary deems such
distribution not to be feasible, the Depositary
may adopt such method as it may deem
equitable and practicable for the purpose of
effecting such distribution, including, but not
limited to, the public or private sale of the
securities or property thus received, or any part
thereof, and the net proceeds of any such sale
(net of the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement) shall be
distributed by the Depositary to the Owners of
Receipts entitled thereto as in the case of a
distribution received in cash, provided that any
unsold balance of such securities or property
may be distributed by the Depositary to the
Owners entitled thereto in accordance with such
equitable and practicable method as the
Depositary shall have adopted.
      If any distribution consists of a dividend
in, or free distribution of, Shares, the Depositary
may and shall if the Issuer shall so request,
distribute to the Owners of outstanding Receipts
entitled thereto, additional Receipts evidencing
an aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free distribution
subject to the terms and conditions of the
Deposit Agreement with respect to the deposit
of Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the payment
of the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement.  In lieu
of delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of Shares
represented by the aggregate of such fractions
and distribute the net proceeds, all in the manner
and subject to the conditions set forth in the
Deposit Agreement.  If additional Receipts are
not so distributed, each American Depositary
Share shall thenceforth also represent the
additional Shares distributed upon the Deposited
Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may by
public or private sale dispose of all or a portion
of such property (including Shares and rights to
subscribe therefor) in such amounts and in such
manner as the Depositary deems necessary and
practicable to pay any such taxes or charges,
and the Depositary shall distribute the net
proceeds of any such sale after deduction of
such taxes or charges to the Owners of Receipts
entitled thereto and the Depositary shall
distribute any unsold balance of such property
in accordance with the provisions of the Deposit
Agreement.  The Issuer or its agent shall remit
to appropriate governmental authorities and
agencies in Brazil all amounts, if any, withheld
and owing to such authorities and agencies by
the Issuer.  The Depositary or its agent shall
remit to appropriate governmental authorities
and agencies in the United States all amounts, if
any, withheld and owing to such authorities and
agencies by the Depositary.
      The Depositary shall forward to the
Issuer or its agent such information from its
records as the Issuer may reasonably request to
enable the Issuer or its agent to file necessary
reports with governmental agencies.  The
Depositary shall use reasonable efforts to make
and maintain arrangements enabling Owners
who are citizens or residents of the United
States to receive any tax credits or other benefits
(pursuant to treaty or otherwise) relating to
dividend payments on the American Depositary
Shares.
13.	RIGHTS.
      In the event that the Issuer shall offer or
cause to be offered to the holders of any
Deposited Securities any rights to subscribe for
additional Shares or any rights of any other
nature, the Depositary, after consultation with
the Issuer, shall have discretion as to the
procedure to be followed in making such rights
available to any Owners or in disposing of such
rights on behalf of any Owners and making the
net proceeds available in Dollars to such
Owners or, if by the terms of such rights
offering or, for any other reason, the Depositary
may not either make such rights available to any
Owners or dispose of such rights and make the
net proceeds available to such Owners, then the
Depositary shall allow the rights to lapse;
provided, however, if at the time of the offering
of any rights the Depositary determines in its
discretion, after consultation with the Issuer,
that it is lawful and feasible to make such rights
available to all Owners or to certain Owners but
not to other Owners, the Depositary, after
consultation with the Issuer, may distribute, to
any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in such
form as it deems appropriate.  If the Depositary
determines in its discretion, after consultation
with the Issuer, that it is not lawful and feasible
to make such rights available to certain Owners,
it may sell the rights, warrants or other
instruments in proportion to the number of
American Depositary Shares held by the
Owners to whom it has determined it may not
lawfully or feasibly make such rights available,
and allocate the net proceeds of such sales (net
of the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement) for the
account of such Owners otherwise entitled to
such rights, warrants or other instruments, upon
an averaged or other practical basis without
regard to any distinctions among such Owners
because of exchange restrictions or the date of
delivery of any Receipt or otherwise.  Neither
the Depositary nor the Issuer shall be
responsible for any failure to determine that it
may be lawful or feasible to make such rights
available to Owners in general or any Owner in
particular.
      If an Owner of Receipts requests the
distribution of warrants or other instruments in
order to exercise the rights allocable to the
American Depositary Shares of such Owner
under the Deposit Agreement, the Depositary
will make such rights available to such Owner
upon written notice from the Issuer to the
Depositary that (a) the Issuer has elected in its
sole discretion to permit such rights to be
exercised and (b) such Owner has executed such
documents as the Issuer has determined in its
sole discretion are required under applicable
law.  Upon instruction pursuant to such warrants
or other instruments to the Depositary from such
Owner to exercise such rights, upon payment by
such Owner to the Depositary for the account of
such Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of the
fees of the Depositary as set forth in such
warrants or other instruments, the Depositary
shall, on behalf of such Owner, exercise the
rights and purchase the Shares, and the Issuer
shall cause the Shares so purchased to be
delivered to the Depositary on behalf of such
Owner.  As agent for such Owner, the
Depositary will cause the Shares so purchased
to be deposited pursuant to Section 2.02 of the
Deposit Agreement, and shall, pursuant to
Section 2.03 of the Deposit Agreement, execute
and deliver to such Owner Restricted Receipts.
      If registration under the Securities Act of
1933 of the securities to which any rights relate
is required in order for the Issuer to offer such
rights to Owners and sell the securities upon the
exercise of such rights to Owners, the
Depositary will not offer such rights to the
Owners unless and until such a registration
statement is in effect, or unless the offering and
sale of such securities to the Owners of such
Receipts are exempt from registration under the
provisions of such Act.  The Issuer shall have no
obligation to register such rights or such
securities under the Securities Act of 1933.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive Foreign Currency, by
way of dividends or other distributions or the
net proceeds from the sale of securities, property
or rights in respect of such Receipts, and if at
the time of the receipt thereof the Foreign
Currency so received can, pursuant to applicable
law, be converted into Dollars, the Depositary
shall convert or cause to be converted within
one Business Day of its or the Custodians
receipt of such Foreign Currency, by sale or in
any other manner that it may determine in
accordance with applicable law, such Foreign
Currency into Dollars.  If at the time of
conversion of such Foreign Currency into
Dollars such Dollars can, pursuant to applicable
law, be transferred outside of Brazil for
distribution to the owners entitled thereto, such
Dollars shall be distributed as promptly as
practicable to the Owners entitled thereto or, if
the Depositary shall have distributed any rights,
warrants or other instruments which entitle the
holders thereof to such Dollars, then to the
holders of such rights, warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution or conversion
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of any
Receipt or otherwise and shall be net of any
expenses of conversion into Dollars incurred by
the Depositary as provided in Section 5.09.
      If conversion of Foreign Currency into
Dollars or distribution of Dollars or non-
convertible Foreign Currency can be effected
only with the approval or license of any
government or agency thereof, the Depositary
shall file as promptly as practicable such
application for approval or license; however, the
Depositary shall be entitled to rely upon
Brazilian local counsel in such matters, which
counsel shall be instructed to act as promptly as
possible.
      If at any time Foreign Currency received
by the Depositary or Custodian is not, pursuant
to applicable law, convertible, in whole or in
part, into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is required
for such conversion is denied or in the opinion
of the Depositary can not be obtained within a
reasonable time, the Depositary shall, (a) as to
that portion of the Foreign Currency that is
convertible into Dollars, make such conversion
and (i) if permitted pursuant to applicable law,
transfer such Dollars to the United States and
distribute to Owners in accordance with the first
paragraph of this Paragraph (14) or (ii) to the
extent transfer of such Dollars to the United
States is not permitted pursuant to applicable
law, hold such Dollars as may not be transferred
for the benefit of the Owners entitled thereto,
and (b) as the non-convertible balance, if any,
(i) if requested in writing by an Owner,
distribute or cause the Custodian to distribute
the Foreign Currency (or an appropriate
document evidencing the right to receive such
Foreign Currency) received by the Depositary or
Custodian to such Owner and, (ii) the
Depositary shall hold or shall cause the
Custodian to hold any amounts of
nonconvertible Foreign Currency not distributed
pursuant to the immediately preceding
subclause (b)(i) uninvested and without liability
for interest thereon for the respective accounts
of the Owners entitled to receive the same.
15.	FIXING OF RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect to
the Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by each
American Depositary Share, or whenever the
Depositary shall receive notice of any meeting
of holders of Shares or other Deposited
Securities, the Depositary shall fix a record date,
after consultation with the Issuer if such record
date is different from the record date applicable
to the Deposited Securities, (a) for the
determination of the Owners of Receipts who
shall be (i) entitled to receive such dividend,
distribution or rights or the net proceeds of the
sale thereof or (ii) entitled to give instructions
for the exercise of voting rights at any such
meeting, or (b) on or after which each American
Depositary Share will represent the changed
number of Shares, subject to the provisions of
the Deposit Agreement.  The Owners on such
record date shall be entitled as the case may be,
to receive the amount distributable by the
Depositary with respect to such dividend or
other distribution or such rights or the net
proceeds or sale thereof in proportion to the
number of American Depositary Shares held by
them respectively, and to give voting
instructions to exercise the rights of Owners
under the Deposit Agreement with respect to
such changed number of Shares and to act in
respect of any other such matter.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any meeting of
holders of Shares or other Deposited Securities,
if requested in writing by the Issuer, the
Depositary shall, as soon as practicable
thereafter, mail to the Owners a notice, the form
of which notice shall be subject to the
reasonable discretion of the Depositary, which
shall contain (a) such information as is
contained in such notice of meeting received by
the Depositary from the Issuer, (b) a statement
that the Owners as of the close of business on a
specified record date will be entitled, subject to
any applicable provision of Brazilian law and of
the Articles of Association of the Issuer and the
provisions of the Deposited Securities, to
instruct the Depositary as to the exercise of the
voting rights, if any, pertaining to the amount of
Shares or other Deposited Securities represented
by their respective American Depositary Shares
and (c) a statement as to the manner in which
such instructions may be given, including, when
applicable, an express indication that
instructions may be given (or, if applicable,
deemed given in accordance with the second
paragraph of Section 4.07 of the Deposit
Agreement if no instruction is received) to the
Depositary to give a discretionary proxy to a
person designated by the Issuer.  Upon the
written request of an Owner on such record
date, received on or before the date established
by the Depositary for such purpose, the
Depositary shall endeavor, insofar as practicable
and permitted under applicable laws and the
provisions of the Articles of Association of the
Issuer and the provisions of the Deposited
Securities, to vote or cause to be voted the
amount of Shares or other Deposited Securities
represented by such American Depositary
Shares in accordance with the instructions set
forth in such request.  The Depositary shall not
vote or attempt to exercise the right to vote that
attaches to the Shares or other Deposited
Securities, other than in accordance with such
instructions or deemed instructions.
      If no instructions are received by the
Depositary from any Owner with respect to any
of the Deposited Securities represented by the
American Depositary Shares on or before the
date established by the Depositary for such
purpose, the Depositary shall deem such Owner
to have instructed the Depositary to give a
discretionary proxy to a person designated by
the Issuer with respect to such Deposited
Securities and the Depositary shall give a
discretionary proxy to a person designated by
the Issuer to vote such Deposited Securities,
provided, that no such instruction shall be
deemed given and no such discretionary proxy
shall be given with respect to any matter as to
which the Issuer informs the Depositary (and
the Issuer agrees to provide such information as
promptly as practicable in writing) that (x) the
Issuer does not wish such proxy given, (y)
substantial opposition exists or (z) such matter
materially and adversely affects the rights of
holders of Shares.
      There can be no assurance that Owners
generally or any Owner in particular will
receive the notice described in the preceding
paragraph sufficiently prior to the instruction
cutoff date to ensure that the Depositary will
vote the Shares or Deposited Securities in
accordance with the provisions set forth in the
preceding paragraph.
17.	CHANGES AFFECTING DEPOSITED
SECURITIES.
      In circumstances where the provisions of
Section 4.03 of the Deposit Agreement do not
apply, upon any change in par value, split-up,
consolidation or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Issuer or to which it is a party, any securities
which shall be received by the Depositary or a
Custodian in exchange for or in conversion of or
in respect of Deposited Securities shall be
treated as new Deposited Securities under the
Deposit Agreement, and American Depositary
Shares shall thenceforth represent the new
Deposited Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.  In
any such case the Depositary may, with the
approval of the Issuer, and shall, if the Issuer
shall so request, execute and deliver additional
Receipts as in the case of a dividend in Shares,
or call for the surrender of outstanding Receipts
to be exchanged for new Receipts specifically
describing such new Deposited Securities.
Notwithstanding the foregoing, in the event that
any security so received may not be lawfully
distributed to some or all Owners, the
Depositary may, with the Issuers approval, and
shall if the Issuer requests, sell such securities at
public or private sale, at such place or places
and upon such terms as it may deem proper, and
may allocate the net proceeds (without liability
for interest) of such sales for the account of the
Owners otherwise entitled to such securities
upon an averaged or other practicable basis
without regard to any distinctions among such
Owners and distribute the net proceeds so
allocated to the extent practicable as in the case
of a distribution received in cash.
      Immediately upon the occurrence of any
such change, conversion or exchange covered
by this Section in respect of the Deposited
Securities, the Depositary shall give notice
thereof in writing to all Owners.
18.	LIABILITY OF THE ISSUER AND
DEPOSITARY.
      Neither the Depositary nor the Issuer nor
any of their directors, employees, agents or
affiliates shall incur any liability to any Owner
or holder of any Receipt, if by reason of any
provision of any present or future law or
regulation of the United States, Brazil, or any
other country, or of any other governmental or
regulatory authority or stock exchange, or by
reason of any provision, present or future, of the
Articles of Association of the Issuer or by
reason of any provision of any securities issued
or distributed by the Issuer, or any offering or
distribution thereof, or by reason of any act of
God or war or terrorism or other circumstances
beyond its control, the Depositary or the Issuer
or any of their directors, employees, agents or
affiliates shall be prevented, delayed or
forbidden from or be subject to any civil or
criminal penalty on account of, doing or
performing any act or thing which by the terms
of the Deposit Agreement it is provided shall be
done or performed; nor shall the Depositary or
the Issuer incur any liability to any Owner or
Beneficial Owner of a Receipt by reason of any
non-performance or delay, caused as aforesaid,
in the performance of any act or thing which by
the terms of the Deposit Agreement it is
provided shall or may be done or performed, or
by reason of any exercise of, or failure to
exercise, any discretion provided for in the
Deposit Agreement, for the inability of any
Owner or Beneficial Owner to benefit from any
distribution, offering, right or other benefit
which is made available to holders of Deposited
Securities but is not, under the terms of the
Deposit Agreement, made available to Owners
or holders, or for any special, consequential or
punitive damages for any breach of the terms of
the Deposit Agreement.  Where, by the terms of
a distribution pursuant to Sections 4.01, 4.02, or
4.03 of the Deposit Agreement, or an offering or
distribution pursuant to Section 4.04 of the
Deposit Agreement, because of applicable law
or for any other reason such distribution or
offering may not be made available to Owners
or Beneficial Owners of Receipts, and the
Depositary may not dispose of such distribution
or offering on behalf of such Owners or
Beneficial Owners and make the net proceeds
available to such Owners or Beneficial Owners,
then the Depositary shall not make such
distribution or offering, and shall allow any
rights, if applicable, to lapse.  Neither the Issuer
nor the Depositary assumes any obligation or
shall be subject to any liability under the
Deposit Agreement or this Receipt to Owners or
Beneficial Owners of Receipts; except that they
agree to perform their obligations specifically
set forth in the Deposit Agreement without
negligence and or bad faith in the performance
of such duties.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited Securities.
Neither the Depositary nor the Issuer shall be
under any obligation to appear in, prosecute or
defend any action, suit, or other proceeding in
respect of any Deposited Securities or in respect
the American Depositary Shares on behalf of
any Owner or Beneficial Owner or any other
person.  Neither the Depositary nor the Issuer
shall be liable for any action or nonaction by it
in reliance upon the advice of or information
from legal counsel, accountants, any person
presenting Shares for deposit, any Owner or
Beneficial Owner of a Receipt, or any other
person believed by it in good faith to be
competent to give such advice or information
including, but not limited to, any such action or
nonaction based upon any written notice,
request, direction or other document believed by
it to be genuine and to have been signed or
presented by the proper party or parties.  The
Depositary shall not be responsible for any
failure to carry out any instructions to vote any
of the Deposited Securities, or for the manner in
which any such vote is cast or the effect of any
such vote, provided that any such action or
nonaction is in good faith.  The Depositary shall
not be liable for any acts or omissions made by
a successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with a matter
arising wholly after the removal or resignation
of the Depositary, provided that in connection
with the issue out of which such potential
liability arises, the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.  The Depositary
and the Issuer may rely on and shall be
protected in acting upon any written notice,
request, direction or other documents believed
by them to be genuine and to have been signed
by the proper party or parties.  The Issuer agrees
to indemnify the Depositary, its directors,
employees, agents and affiliates and any
Custodian against, and hold each of them
harmless from, any liability or expense
(including, but not limited to, the reasonable
fees and expenses of counsel) which may arise
out of acts performed or omitted, in accordance
with the provisions of the Deposit Agreement
and of the Receipts, as the same may be
amended, modified, or supplemented from time
to time, (i) by either the Depositary or any
Custodian or their respective directors,
employees, agents and affiliates, except for any
liability or expense arising out of the negligence
or bad faith of any of them, or (ii) by the Issuer
or any of its directors, employees, agents and
affiliates.  No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
      The Issuer shall not indemnify the
Depositary or any Custodian against any
liability or expense arising out of information
relating to the Depositary or any Custodian, as
the case may be, furnished in writing to the
Issuer and executed by the Depositary or the
Custodian expressly for the use in any
registration statement, prospectus or placement
memorandum or preliminary prospectus or
placement memorandum relating to the Shares
evidenced by the American Depositary Shares.
      Any person seeking indemnification
under the Deposit Agreement (an indemnified
person) shall notify the person from whom it is
seeking indemnification (the indemnifying
person) of a commencement of any
indemnifiable action or claim promptly after
such indemnified person becomes aware of such
commencement and shall consult in good faith
with the indemnifying person as to the conduct
of the defense of such action or claim, which
defense shall be reasonable under the
circumstances. No indemnified person shall
compromise or settle any action or claim
without the consent of the indemnifying person.
19.	RESIGNATION AND REMOVAL OF
THE DEPOSITARY; APPOINTMENT OF
SUCCESSOR CUSTODIAN.
      The Depositary may at any time resign
as Depositary under the Deposit Agreement by
60 days written notice of its election so to do (or
a lesser amount of notice if satisfactory to the
Issuer) delivered to the Issuer effective upon the
appointment of a successor depositary
satisfactory to the Issuer and its acceptance of
such appointment as provided in the Deposit
Agreement, which appointment shall be on
terms satisfactory to the Issuer in its sole
discretion.  The Depositary may at any time be
removed by the Issuer by 60 days written notice
of such removal effective upon the appointment
of a successor depositary satisfactory to the
Issuer and its acceptance of such appointment as
hereinafter provided, which appointment shall
be on terms satisfactory to the Issuer in its sole
discretion.  In case at any time the Depositary
shall resign or be removed, the Issuer shall use
its best efforts to appoint a successor depositary,
which shall be a bank or trust Issuer having an
office in the Borough of Manhattan, The City of
New York.  Every successor depositary shall
execute and deliver to its predecessor and to the
Issuer an instrument in writing accepting its
appointment under the Deposit Agreement, and
thereupon such successor depositary, without
any further act or deed, shall become fully
vested with all the rights, powers, duties and
obligations of its predecessor; but such
predecessor, nevertheless, upon payment of all
sums due it and on the written request of the
Issuer, shall execute and deliver an instrument
transferring to such successor all rights and
powers of such predecessor under the Deposit
Agreement, shall duly assign, transfer and
deliver all right, title and interest in the
Deposited Securities to such successor, and
shall deliver to such successor a list of the
Owners of all outstanding Receipts.  Any such
successor depositary shall promptly mail notice
of its appointment to the Owners.  Whenever the
Depositary in its discretion determines that it is
in the best interest of the Owners of Receipts to
do so, it may appoint a substitute custodian.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at any
time and from time to time be amended by
agreement between the Issuer and the
Depositary in any respect which they may deem
necessary or desirable.  Any amendment which
shall impose or increase any fees or charges
(other than taxes and other governmental
charges), or which shall otherwise prejudice any
substantial existing right of Owners of Receipts,
shall, however, not become effective as to
outstanding Receipts until the expiration of
thirty days after notice of such amendment shall
have been given to the Owners of outstanding
Receipts.  Every Owner of a Receipt at the time
any amendment so becomes effective shall be
deemed, by continuing to hold such Receipt, to
consent and agree to such amendment and to be
bound by the Deposit Agreement as amended
thereby.  In no event shall any amendment
impair the right of the Owner of any Receipt to
surrender such Receipt and receive therefor the
Deposited Securities represented thereby except
in order to comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at the
direction of the Issuer terminate the Deposit
Agreement by mailing notice of such
termination to the Owners of all Receipts then
outstanding at least 30 days prior to the date
fixed in such notice for such termination.  The
Depositary may likewise terminate the Deposit
Agreement by mailing notice of such
termination to the Issuer and the Owners of all
Receipts then outstanding if at any time 60 days
shall have expired after the Depositary shall
have delivered to the Issuer a written notice of
its election to resign and a successor depositary
shall not have been appointed and accepted its
appointment as provided in Section 5.04 of the
Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt will, upon
(a) surrender of such Receipt at the Corporate
Trust Office of the Depositary, (b) payment of
the fee of the Depositary for the surrender of
Receipts referred to in Section 2.05 of the
Deposit Agreement, and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order, of
the amount of Deposited Securities represented
by the American Depositary Shares evidenced
by such Receipt.  If any Receipts shall remain
outstanding after the date of termination, the
Depositary thereafter shall discontinue the
registration of transfers of Receipts, shall
suspend the distribution of dividends to the
Owners thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the Depositary
shall continue to collect dividends and other
distributions pertaining to Deposited Securities,
shall sell property and rights as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with any
dividends or other distributions received with
respect thereto and the net proceeds of the sale
of any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt, any
expenses for the account of the Owner of such
Receipt in accordance with the terms and
conditions of the Deposit Agreement, and any
applicable taxes or governmental charges).  At
any time after the expiration of one year from
the date of termination, the Depositary may sell
the Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without liability
for interest, for the pro rata benefit of the
Owners of Receipts which have not theretofore
been surrendered, such Owners thereupon
becoming general creditors of the Depositary
with respect to such net proceeds.  After making
such sale, the Depositary shall be discharged
from all obligations under the Deposit
Agreement, except to account for such net
proceeds and other cash (after deducting, in
each case, the fee of the Depositary for the
surrender of a Receipt, any expenses for the
account of the Owner of such Receipt in
accordance with the terms and conditions of the
Deposit Agreement, and any applicable taxes or
governmental charges).  Upon the termination
of the Deposit Agreement, the Issuer shall be
discharged from all obligations under the
Deposit Agreement except for its obligations to
the Depositary with respect to indemnification,
charges, and expenses.  The obligations of the
Depositary under Section 5.08 of the Deposit
Agreement shall survive the termination of the
Deposit Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding any terms of this
Receipt or the Deposit Agreement to the
contrary, the Issuer and the Depositary have
each agreed that it will not exercise any rights it
has under the Deposit Agreement or the Receipt
to prevent the withdrawal or delivery of
Deposited Securities in a manner which would
violate the United States securities laws,
including, but not limited to Section I A(1) of
the General Instructions to the Form F-6
Registration Statement, as amended from time
to time, under the Securities Act of 1933.
23.	INFORMATION REQUESTS.
      The Issuer may from time to time
request Owners of Receipts to provide
information as to the capacity in which such
Owners own or owned Receipts and regarding
the identity of any other persons then or
previously interested in such Receipts and the
nature of such interest and various other matters.
The Depositary agrees to use reasonable efforts
to comply with reasonable written instructions
received from the Issuer requesting that the
Depositary forward any such requests to the
Owner and to forward to the Issuer any such
responses to such requests received by the
Depositary.
      The Depositary and the Issuer hereby
confirm to each other that, for as long as the
Deposit Agreement is in effect, they shall
furnish to the Commisao de Valores Mobiliarios
(the CVM) and the Central Bank of Brazil, at
any time and within the period that may be
determined, with any information and
documents related to the American Depositary
Share program and the Receipts issued
hereunder as may be requested by such
authorities from time to time.  In the event that
the Depositary or the Custodian shall be advised
in writing by reputable independent Brazilian
counsel that the Depositary or Custodian
reasonably could be subject to criminal, or
material, as reasonably determined by the
Depositary, civil, liability as a result of the
Issuer having failed to provide such information
or documents reasonably available only through
the Issuer, the Depositary shall have the right to
terminate the Deposit Agreement, upon at least
15 days prior notice to the Owners and the
Issuer, and the Depositary shall not be subject to
any liability thereunder on account of such
termination or such determination.  The effect of
any such termination of the Deposit Agreement
shall be as provided in Section 6.02 of the
Deposit Agreement.
      24.	UNCERTIFICATED
AMERICAN DEPOSITARY SHARES; DTC
DIRECT REGISTRATION SYSTEM.
      Notwithstanding anything to the contrary
in the Deposit Agreement:
      (a)	American Depositary Shares may
be certificated securities evidenced by Receipts
or uncertificated securities.  The form of Receipt
annexed as Exhibit A to the Deposit Agreement
summarizes the terms and conditions of, and
will be the prospectus required under the
Securities Act of 1933 for, both certificated and
uncertificated American Depositary Shares.
Except for those provisions of the Deposit
Agreement that by their nature do not apply to
uncertificated American Depositary Shares, all
the provisions of the Deposit Agreement shall
apply, mutatis mutandis, to both certificated and
uncertificated American Depositary Shares.
      (b)	(i)	The term deliver, or its
noun form, when used with respect to Receipts,
shall mean (A) book-entry transfer of American
Depositary Shares to an account at The
Depository Trust Company, or its successor
(DTC), designated by the person entitled to such
delivery, evidencing American Depositary
Shares registered in the name requested by that
person,  (B) registration of American Depositary
Shares not evidenced by a Receipt on the books
of the Depositary in the name requested by the
person entitled to such delivery and  mailing to
that person of a statement confirming that
registration or (C) if requested by the person
entitled to such delivery, delivery at the
Corporate Trust Office of the Depositary to the
person entitled to such delivery of one or more
Receipts.
      	(ii)	The term surrender, when
used with respect to Receipts, shall mean (A)
one or more book-entry transfers of American
Depositary Shares to the DTC account of the
Depositary, (B) delivery to the Depositary at its
Corporate Trust Office of an instruction to
surrender American Depositary Shares not
evidenced by a Receipt  or (C) surrender to the
Depositary at its Corporate Trust Office of one
or more Receipts evidencing American
Depositary Shares.
      (c)	American Depositary Shares not
evidenced by Receipts shall be transferable as
uncertificated registered securities under the
laws of New York.
      (d)	The Depositary shall have a duty
to register a transfer, in the case of
uncertificated American Depositary Shares,
upon receipt from the Owner of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile as
provided in subsection (f) below).  The
Depositary, upon surrender of a Receipt for the
purpose of exchanging it for uncertificated
American Depositary Shares, shall cancel that
Receipt and send the Owner a statement
confirming that the Owner is the owner of the
same number of uncertificated American
Depositary Shares that the surrendered Receipt
evidenced. The Depositary, upon receipt of a
proper instruction (including, for the avoidance
of doubt, instructions through DRS and Profile
as provided in subsection (f) below) from the
Owner of uncertificated American Depositary
Shares for the purpose of exchanging them for
certificated American Depositary Shares, shall
execute and deliver to the Owner a Receipt
evidencing the same number of certificated
American Depositary Shares.
      (e)	Upon satisfaction of the
conditions for replacement of a Receipt that is
mutilated, lost, destroyed or stolen, the
Depositary shall deliver to the Owner the
American Depositary Shares evidenced by that
Receipt in uncertificated form unless otherwise
requested by the Owner.
      (f)	(i)  The parties acknowledge that
the Direct Registration System (DRS) and
Profile Modification System (Profile) shall apply to uncertificated American Depositary
Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American
Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.
Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary
Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
      	(ii)  In connection with and in
accordance with the arrangements and
procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial
Code).  For the avoidance of doubt, the
provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.



(..continued)



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